Independent auditors' consent

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The board and shareholders
IDS Extra Income Fund, Inc.:



We consent to the use of our report incorporated herein by reference and to the references to our Firm under the headings "Financial highlights" in Part A and "INDEPENDENT AUDITORS" in Part B of the Registration Statement.



KPMG Peat Marwick LLP


Minneapolis, Minnesota
July 28, 1997